Exhibit 99.1
TIME WARNER INC. REPORTS SECOND-QUARTER 2010
ADJUSTED OPERATING INCOME OF $1.2 BILLION,
UP 15% FROM YEAR-AGO QUARTER
Second-Quarter Highlights
•	Revenues rise 8% to $6.4 billion, highest growth rate since second quarter of 2008

•	Advertising Revenues grow 11%, driven by increases of 14% at Turner and 4% at Time Inc.

•	Operating Income increases 14% at Networks and 50% at Time Inc.

•	Adjusted Earnings Per Share improve 35% to $0.50

•	Adjusted Operating Income margins surpass prior year quarter for sixth consecutive time

•	Company repurchases 38 million shares for $1.2 billion year to date through July 30, 2010
NEW YORK, August 4, 2010 – Time Warner Inc. (NYSE:TWX) today reported financial results for its second quarter ended June 30, 2010.
Chairman and Chief Executive Officer Jeff Bewkes said: “Time Warner delivered another quarter of strong financial and operating performance. Our revenue increased at its highest rate in two years, driving 15% growth in Adjusted Operating Income.”
Mr. Bewkes continued: “Our investments in high-quality content across the company continue to pay off. Turner’s original programming strategy contributed to the quarter’s strong advertising growth and helped to generate pricing gains at the high end of the recent 2010-2011 upfront. HBO achieved impressive audience growth for its returning shows, and it has more original series in development than at any time in its history. Last week, Warner Bros. became the only studio in history whose films surpassed $1 billion at the domestic box office for ten straight years, while its TV production business extended its streak as the #1 provider of broadcast network programming. In addition, Time Inc. widened its lead in overall domestic print advertising share through the first six months of 2010. At the same time, we strengthened our balance sheet and returned to stockholders more than $1.5 billion in dividends and share repurchases for the year through June.”

Company Results
In the quarter, Revenues grew 8% from the same period in 2009 to $6.4 billion, reflecting increases at the Networks and Filmed Entertainment segments. Adjusted Operating Income rose 15% to $1.2 billion, due to growth at the Networks and Publishing segments. Adjusted Operating Income margins reached 19% versus 18% in last year’s second quarter. Operating Income increased 19% to $1.2 billion, while Operating Income margins were 19% compared to 17% in the prior year quarter.
The Company posted Adjusted Diluted Income per Common Share from Continuing Operations (“Adjusted EPS”) of $0.50 versus $0.37 in the prior year quarter. Diluted Income per Common Share from Continuing Operations was $0.49 for the three months ended June 30, 2010, compared to $0.36 in last year’s second quarter.
For the first six months of 2010, Cash Provided by Operations from Continuing Operations reached $1.4 billion, and Free Cash Flow totaled $1.2 billion. As of June 30, 2010, Net Debt increased to $12.3 billion from $11.5 billion at the end of 2009, due mainly to share repurchases and dividends, as well as investment and acquisition spending, offset by the generation of Free Cash Flow.
Refer to “Use of Non-GAAP Financial Measures” in this release for a discussion of the non-GAAP financial measures used in this release and the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Stock Repurchase Program Update
On January 28, 2010, the Company’s Board of Directors increased the amount remaining on the Company’s common stock repurchase program to $3.0 billion for purchases beginning January 1, 2010.
From January 1 through July 30, 2010, the Company repurchased approximately 38 million shares of common stock for approximately $1.2 billion. These amounts reflect the purchase of 16 million shares of common stock for approximately $500 million, since those reported in the Company’s first-quarter 2010 earnings release issued on May 5, 2010.

Segment Performance
Presentation of Financial Information
The schedule below reflects Time Warner’s financial performance for the three and six months ended June 30, by line of business (millions).

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009(a)	2010	2009(a)
Revenues:
Networks	$3,170	$2,855	$6,128	$5,561
Filmed Entertainment	2,516	2,333	5,210	4,966
Publishing	919	915	1,718	1,721
Intersegment eliminations	(228)	(183)	(357)	(332)

Total Revenues	$6,377	$5,920	$12,699	$11,916

Adjusted Operating Income (Loss)(b):
Networks	$981	$858	$2,123	$1,794
Filmed Entertainment	173	176	480	390
Publishing	153	102	203	70
Corporate	(82)	(81)	(179)	(168)
Intersegment eliminations	(23)	(14)	(10)	(14)

Total Adjusted Operating Income	$1,202	$1,041	$2,617	$2,072

Operating Income (Loss)(b):
Networks	$981	$858	$2,182	$1,794
Filmed Entertainment	173	143	480	357
Publishing	153	102	203	70
Corporate	(90)	(88)	(198)	(182)
Intersegment eliminations	(23)	(14)	(10)	(14)

Total Operating Income	$1,194	$1,001	$2,657	$2,025

Depreciation and Amortization:
Networks	$99	$92	$190	$186
Filmed Entertainment	90	87	181	181
Publishing	37	42	78	86
Corporate	10	10	19	20

Total Depreciation and Amortization	$236	$231	$468	$473

(a)	The 2009 financial information reflects the Company’s retrospective adoption of new accounting guidance related to accounting for transfers of financial assets and variable interest entities, which resulted in the deconsolidation of HBO Asia, HBO South Asia and HBO Latin America Group. Refer to Note 1, “Description of Business and Basis of Presentation.”

(b)	Adjusted Operating Income (Loss) and Operating Income (Loss) for the three and six months ended June 30, 2010 and 2009, respectively, included restructuring costs of (millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Networks	$–	$–	$–	$–
Filmed Entertainment	(3)	(31)	(7)	(68)
Publishing	(3)	4	(8)	5
Corporate	–	–	–	–

Total Restructuring Costs	$(6)	$(27)	$(15)	$(63)

Presented below is a discussion of Time Warner’s segments for the second quarter of 2010. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.
NETWORKS (Turner Broadcasting and HBO)
Revenues rose 11% ($315 million) to $3.2 billion, with growth of 9% ($153 million) in Subscription revenues, 14% ($126 million) in Advertising revenues and 10% ($20 million) in Content revenues. The increase in Subscription revenues resulted primarily from higher domestic subscription rates and the consolidation of HBO Central Europe. Advertising revenue growth reflected strong scatter demand and continued yield management at Turner’s domestic networks, as well as international expansion and growth. Content revenues benefitted from higher sales of HBO’s original programming, including The Pacific and True Blood.
Operating Income improved 14% ($123 million) to $981 million, reflecting revenue growth, partly offset by higher expenses, including increased programming costs and selling, general and administrative expenses. Programming costs rose 8%, due mainly to higher original and licensed programming expenses.
During its current “100 Days of Drama” campaign, TNT is rolling out its summer season of new original drama series to strong ratings. Premiering in July 2010 with 7.6 million viewers, Rizzoli & Isles, starring Angie Harmon, delivered the highest-rated launch ever for an advertising-supported cable show. Memphis Beat, featuring Jason Lee, ranked as advertising-supported cable’s highest-rated new series during the second quarter with 5.3 million viewers.
HBO received 101 Emmy nominations in July, the most of any network for the tenth year in a row, with The Pacific leading all contenders with 24 nominations, while Temple Grandin and You Don’t Know Jack each received 15 nominations. In addition, HBO’s premiere of True Blood’s third season drew 38% higher ratings compared to the series’ second season debut.
FILMED ENTERTAINMENT (Warner Bros.)
Revenues increased 8% ($183 million) to $2.5 billion, led by stronger theatrical performances, including Clash of the Titans and Sex and the City 2. Also contributing to this growth were higher television license fees, benefitting from a greater number of new series, timing of deliveries and the TNT availability of The Closer, as well as improved video games revenues, driven by the release of LEGO Harry Potter: Years 1-4.
Adjusted Operating Income declined 2% ($3 million) to $173 million, as higher revenues and lower restructuring costs ($28 million) were more than offset by higher theatrical and television film costs, as well as print and advertising costs. The prior year quarter benefitted from the effect of improved home video catalog returns of approximately $30 million. Operating Income grew 21% ($30 million) to $173 million. Last year’s second quarter included a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.
During the recent upfronts, Warner Bros. Television Group again led all studios with orders for 15 returning series and 11 new series on the U.S. broadcast networks’ primetime schedules for the 2010-2011 television season - making it the largest provider of network TV programming for the 19th time in the past 24 years. Since its release on June 29, 2010, Warner Bros. Interactive Entertainment has shipped over 2.7 million units of LEGO Harry Potter: Years 1-4 worldwide - building on the success of selling more than 7 million units of LEGO Batman since its release in 2008. After ranking #1 at the domestic box office for three straight weekends, Inception has grossed more than $360 million worldwide from its July 16 opening through August 1, 2010.

PUBLISHING (Time Inc.)
Revenues were essentially flat at $919 million, due to a 4% increase ($21 million) in Advertising revenues, offset by a 23% ($23 million) decrease in Other revenues, with Subscription revenues flat. The growth in Advertising revenues reflected higher domestic print magazine and digital revenues. Other revenues declined due mainly to the impact of the sale of Southern Living At Home in the third quarter of 2009, as well as lower revenues at Synapse.
Operating Income improved 50% ($51 million) to $153 million, resulting from cost saving initiatives, including lower pension expenses, as well as higher domestic magazine print and digital revenues, partly offset by declines at Synapse and QSP.
During the first half of 2010, Time Inc. increased its leading share of overall domestic magazine advertising to 21%, a gain of 1.8 percentage points from the same period last year (Publishers Information Bureau data).
CONSOLIDATED REPORTED NET INCOME AND PER SHARE RESULTS
For the three months ended June 30, 2010, the Company reported Net Income of $562 million, or $0.49 per diluted common share. This compares to Net Income in the second quarter of 2009 of $524 million, or $0.43 per diluted common share.
Adjusted EPS was $0.50 for the three months ended June 30, 2010, compared to $0.37 in last year’s second quarter. The increase in Adjusted EPS reflected primarily higher Adjusted Operating Income.
For the second quarter of 2010, the Company reported Income from Continuing Operations of $562 million, or $0.49 per diluted common share. This compares to Income from Continuing Operations in 2009’s second quarter of $430 million, or $0.36 per diluted common share.
Discontinued operations generated Net Income of $94 million for the second quarter of 2009, reflecting the operating results of AOL Inc.
USE OF NON-GAAP FINANCIAL MEASURES
The Company utilizes Adjusted Operating Income (Loss) and Adjusted Operating Income margin, among other measures, to evaluate the performance of its businesses. Adjusted Operating Income (Loss) is Operating Income (Loss) excluding the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on operating assets and amounts related to securities litigation and government investigations. Adjusted Operating Income margin is defined as Adjusted Operating Income divided by Revenues. These measures are considered important indicators of the operational strength of the Company’s businesses. A limitation of these measures, however, is that they do not reflect gains and losses on asset sales or amounts related to securities litigation and government investigations or any impairment charge related to goodwill, intangible assets and fixed assets.
Adjusted EPS is Diluted Income per Common Share from Continuing Operations attributable to Time Warner Inc. common shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on operating assets, liabilities and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; amounts related to securities litigation and government investigations; and amounts attributable to businesses classified as discontinued operations, as well as the impact of taxes and noncontrolling interests on the above items. Adjusted EPS is considered an important indicator of the operational strength of the Company’s businesses as this measure eliminates amounts that do not reflect the fundamental performance of the Company’s businesses. The Company utilizes Adjusted EPS, among other measures, to evaluate the performance of its businesses both on an absolute basis and relative to its peers and the broader market. Many investors also use an adjusted EPS measure as a common basis for comparing the performance of different companies. Some limitations of Adjusted EPS, however, are that it does not reflect certain cash charges that affect the operating results of the Company’s businesses and that it involves judgment as to whether items affect fundamental operating performance. Also, a general limitation of Adjusted EPS is that it is not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items.
Free Cash Flow is Cash Provided by Operations from Continuing Operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions and excess tax benefits from the exercise of stock options, less capital expenditures, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate its businesses and this measure is considered an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect payments made in connection with securities litigation and government investigations, which reduce liquidity.
Adjusted Operating Income (Loss), Adjusted EPS and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income (Loss), Diluted Income (Loss) per Common Share from Continuing Operations and various cash flow measures (e.g., Cash Provided by Operations from Continuing Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.
ABOUT TIME WARNER INC.
Time Warner Inc., a global leader in media and entertainment with businesses in television networks, filmed entertainment and publishing, uses its industry-leading operating scale and brands to create, package and deliver high-quality content worldwide through multiple distribution outlets.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the businesses of Time Warner Inc. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
INFORMATION ON BUSINESS OUTLOOK RELEASE & CONFERENCE CALL
Time Warner Inc. issued a separate release today regarding its 2010 full-year business outlook.
The Company’s conference call can be heard live at 10:30 am ET on Wednesday, August 4, 2010. To listen to the call, visit www.timewarner.com/investors.

CONTACTS:
Corporate Communications	Investor Relations
Keith Cocozza (212) 484-7482	Doug Shapiro (212) 484-8926
Michael Kopelman (212) 484-8920
# # #

TIME WARNER INC.
CONSOLIDATED BALANCE SHEET
(Unaudited; millions, except share amounts)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets
Cash and equivalents	$4,238	$4,733
Receivables, less allowances of $1,738 and $2,247	5,328	5,070
Securitized receivables	-	805
Inventories	1,860	1,769
Deferred income taxes	635	670
Prepaid expenses and other current assets	570	645

Total current assets	12,631	13,692

Noncurrent inventories and film costs	5,583	5,754
Investments, including available-for-sale securities	1,679	1,542
Property, plant and equipment, net	3,784	3,922
Intangible assets subject to amortization, net	2,604	2,676
Intangible assets not subject to amortization	7,767	7,734
Goodwill	29,697	29,639
Other assets	1,285	1,100

Total assets	$65,030	$66,059

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	$6,778	$7,807
Deferred revenue	807	781
Debt due within one year	34	57
Non-recourse debt	-	805
Current liabilities of discontinued operations	-	23

Total current liabilities	7,619	9,473

Long-term debt	16,486	15,346
Deferred income taxes	1,621	1,607
Deferred revenue	270	269
Other noncurrent liabilities	5,923	5,967

Equity
Common stock, $0.01 par value, 1.639 billion and 1.634 billion shares
issued and 1.129 billion and 1.157 billion shares outstanding	16	16
Paid-in-capital	157,703	158,129
Treasury stock, at cost (510 million and 477 million shares)	(28,034)	(27,034)
Accumulated other comprehensive loss, net	(732)	(580)
Accumulated deficit	(95,848)	(97,135)

Total Time Warner Inc. shareholders’ equity	33,105	33,396

Noncontrolling interests	6	1

Total equity	33,111	33,397

Total liabilities and equity	$65,030	$66,059

TIME WARNER INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited; millions, except per share amounts)

	Three Months Ended		Six Months Ended
	6/30/10	6/30/09	6/30/10	6/30/09

Revenues	$6,377	$5,920	$12,699	$11,916
Costs of revenues	(3,599)	(3,334)	(6,952)	(6,692)
Selling, general and administrative	(1,512)	(1,459)	(3,000)	(2,960)
Amortization of intangible assets	(66)	(66)	(134)	(143)
Restructuring costs	(6)	(27)	(15)	(63)
Gain (loss) on operating assets	-	(33)	59	(33)

Operating income	1,194	1,001	2,657	2,025
Interest expense, net	(300)	(297)	(596)	(610)
Other income (loss), net	(17)	24	(70)	2

Income from continuing operations before income taxes	877	728	1,991	1,417
Income tax provision	(317)	(299)	(706)	(526)

Income from continuing operations	560	429	1,285	891
Discontinued operations, net of tax	-	100	-	326

Net income	560	529	1,285	1,217
Less Net (income) loss attributable to noncontrolling interests	2	(5)	2	(33)

Net income attributable to Time Warner Inc. shareholders	$562	$524	$1,287	$1,184

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$562	$430	$1,287	$897
Discontinued operations, net of tax	-	94	-	287

Net income	$562	$524	$1,287	$1,184

Per share information attributable to Time Warner Inc. common shareholders:
Basic income per common share from continuing operations	$0.49	$0.36	$1.12	$0.75
Discontinued operations	-	0.08	-	0.24

Basic net income per common share	$0.49	$0.44	$1.12	$0.99

Average basic common shares outstanding	1,136.5	1,195.2	1,143.1	1,195.6

Diluted income per common share from continuing operations	$0.49	$0.36	$1.11	$0.75
Discontinued operations	-	0.07	-	0.23

Diluted net income per common share	$0.49	$0.43	$1.11	$0.98

Average diluted common shares outstanding	1,153.8	1,205.4	1,159.5	1,202.8

Cash dividends declared per share of common stock	$0.2125	$0.1875	$0.4250	$0.3750

TIME WARNER INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Six Months Ended June 30,
(Unaudited; millions)

	2010	2009
OPERATIONS
Net income	$1,285	$1,217
Less Discontinued operations, net of tax	-	326

Net income from continuing operations	1,285	891
Adjustments for noncash and nonoperating items:
Depreciation and amortization	468	473
Amortization of film and television costs	3,111	3,143
Gain on investments and other assets, net	(1)	(2)
Equity in losses of investee companies, net of cash distributions	22	31
Equity-based compensation	128	102
Deferred income taxes	(85)	(36)
Changes in operating assets and liabilities, net of acquisitions	(3,540)	(2,991)

Cash provided by operations from continuing operations	1,388	1,611

INVESTING ACTIVITIES
Investments in available-for-sale securities	(6)	(2)
Investments and acquisitions, net of cash acquired	(536)	(338)
Capital expenditures	(206)	(230)
Investment proceeds from available-for-sale securities	-	49
Proceeds from the Special Dividend paid by Time Warner Cable Inc.	-	9,253
Other investment proceeds	102	160

Cash provided (used) by investing activities from continuing operations	(646)	8,892

FINANCING ACTIVITIES
Borrowings	2,204	3,520
Debt repayments	(1,908)	(8,054)
Proceeds from exercise of stock options	68	6
Excess tax benefit on stock options	4	-
Principal payments on capital leases	(8)	(9)
Repurchases of common stock	(1,016)	(170)
Dividends paid	(492)	(453)
Other financing activities	(66)	(61)

Cash used by financing activities from continuing operations	(1,214)	(5,221)

Cash provided (used) by continuing operations	(472)	5,282

Cash provided (used) by operations from discontinued operations	(23)	1,116
Cash used by investing activities from discontinued operations	-	(705)
Cash used by financing activities from discontinued operations	-	(5,239)
Effect of change in cash and equivalents of discontinued operations	-	5,322

Cash provided (used) by discontinued operations	(23)	494

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(495)	5,776
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	4,733	1,082

CASH AND EQUIVALENTS AT END OF PERIOD	$4,238	$6,858

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) TO OPERATING INCOME (LOSS) AND
RECONCILIATION OF ADJUSTED OPERATING INCOME MARGIN TO OPERATING INCOME MARGIN
(Unaudited; dollars in millions)
Three Months Ended June 30, 2010

			Amounts Related
			to Securities
	Adjusted		Litigation &
	Operating	Asset	Government	Gain (Loss) on	Operating
	Income (Loss)	Impairments	Investigations	Operating Assets	Income (Loss)
Networks	$981	$-	$-	$-	$981
Filmed Entertainment	173	-	-	-	173
Publishing	153	-	-	-	153
Corporate(a)	(82)	-	(8)	-	(90)
Intersegment eliminations	(23)	-	-	-	(23)

Total	$1,202	$-	$(8)	$-	$1,194

Margin(b)	19%	-	-	-	19%
Three Months Ended June 30, 2009

			Amounts Related
			to Securities
	Adjusted		Litigation &
	Operating	Asset	Government	Gain (Loss) on	Operating
	Income (Loss)	Impairments	Investigations	Operating Assets	Income (Loss)
Networks	$858	$-	$-	$-	$858
Filmed Entertainment(c)	176	-	-	(33)	143
Publishing	102	-	-	-	102
Corporate(a)	(81)	-	(7)	-	(88)
Intersegment eliminations	(14)	-	-	-	(14)

Total	$1,041	$-	$(7)	$(33)	$1,001

Margin(b)	18%	-	-	(1% )	17%

(a)	For the three months ended June 30, 2010 and 2009, Operating Loss includes $8 million and $7 million, respectively, in net expenses related to securities litigation and government investigations.

(b)	Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Revenues. Operating Income Margin is defined as Operating Income divided by Revenues.

(c)	For the three months ended June 30, 2009, Operating Income includes a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) TO OPERATING INCOME (LOSS) AND
RECONCILIATION OF ADJUSTED OPERATING INCOME MARGIN TO OPERATING INCOME MARGIN
(Unaudited; dollars in millions)
Six Months Ended June 30, 2010

			Amounts Related
			to Securities
	Adjusted		Litigation &
	Operating	Asset	Government	Gain (Loss) On	Operating
	Income (Loss)	Impairments	Investigations	Operating Assets	Income (Loss)
Networks(a)	$2,123	$-	$-	$59	$2,182
Filmed Entertainment	480	-	-	-	480
Publishing	203	-	-	-	203
Corporate(b)	(179)	-	(19)	-	(198)
Intersegment eliminations	(10)	-	-	-	(10)

Total	$2,617	$-	$(19)	$59	$2,657

Margin(d)	21%	-	-	-	21%
Six Months Ended June 30, 2009

			Amounts Related
			to Securities
	Adjusted		Litigation &
	Operating	Asset	Government	Gain (Loss) On	Operating
	Income (Loss)	Impairments	Investigations	Operating Assets	Income (Loss)
Networks	$1,794	$-	$-	$-	$1,794
Filmed Entertainment(c)	390	-	-	(33)	357
Publishing	70	-	-	-	70
Corporate(b)	(168)	-	(14)	-	(182)
Intersegment eliminations	(14)	-	-	-	(14)

Total	$2,072	$-	$(14)	$(33)	$2,025

Margin(d)	17%	-	-	-	17%

(a)	For the six months ended June 30, 2010, Operating Income includes a $59 million gain reflecting the recognition of the excess of the fair value over the Company’s carrying costs of its original investment in HBO Central Europe (“HBO CE”) upon the Company’s acquisition of the controlling interest in HBO CE.

(b)	For the six months ended June 30, 2010 and 2009, Operating Loss includes $19 million and $14 million, respectively, in net expenses related to securities litigation and government investigations.

(c)	For the six months ended June 30, 2009, Operating Income includes a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.

(d)	Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Revenues. Operating Income Margin is defined as Operating Income divided by Revenues.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED EPS TO
DILUTED INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS
(Unaudited; millions, except for per share amounts)
Adjusted diluted income per common share from continuing operations (“Adjusted EPS”) is diluted income per common share from continuing operations attributable to Time Warner Inc. common shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on operating assets, liabilities and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; amounts related to securities litigation and government investigations; and amounts attributable to businesses classified as discontinued operations, as well as the impact of taxes and noncontrolling interests on the above items.
A reconciliation of Adjusted EPS to diluted income per common share from continuing operations attributable to Time Warner Inc. common shareholders and the related reconciliation of adjusted income from continuing operations attributable to Time Warner Inc. shareholders to income from continuing operations attributable to Time Warner Inc. shareholders are set forth below:

	Three Months Ended		Six Months Ended
	6/30/10	6/30/09	6/30/10	6/30/09

Amounts related to securities litigation and government investigations	$(8)	$(7)	$(19)	$(14)
Gain (loss) on operating assets	-	(33)	59	(33)

Impact on Operating Income	(8)	(40)	40	(47)

Investment gains, net	3	37	-	24
Amounts related to the separation of Time Warner Cable Inc.	(4)	7	(7)	2
Costs related to the separation of AOL Inc.	-	(15)	-	(15)
Premium paid and transaction costs incurred on debt redemption	(14)	-	(69)	-

Pretax impact	(23)	(11)	(36)	(36)
Income tax impact of above items	5	(3)	28	3
Tax items related to Time Warner Cable Inc.	-	-	-	24

After-tax impact	(18)	(14)	(8)	(9)
Noncontrolling interest impact	-	-	-	5

Impact of items affecting comparability on income from continuing operations	$(18)	$(14)	$(8)	$(4)

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$562	$430	$1,287	$897
Less Impact of items affecting comparability on income from continuing operations	(18)	(14)	(8)	(4)

Adjusted income from continuing operations	$580	$444	$1,295	$901

Per share information attributable to Time Warner Inc. common shareholders:
Diluted income per common share from continuing operations	$0.49	$0.36	$1.11	$0.75
Less Impact of items affecting comparability on diluted income per common share from continuing operations	(0.01)	(0.01)	(0.01)	-

Adjusted EPS	$0.50	$0.37	$1.12	$0.75

Average diluted common shares outstanding	1,153.8	1,205.4	1,159.5	1,202.8

TIME WARNER INC.
RECONCILIATION OF ADJUSTED EPS TO DILUTED INCOME PER COMMON SHARE FROM
CONTINUING OPERATIONS – (Continued)
(Unaudited; millions, except for per share amounts)
Amounts Related to Securities Litigation
     The Company recognized legal reserves as well as legal and other professional fees related to the defense of securities litigation matters by former employees totaling $8 million and $19 million for the three and six months ended June 30, 2010, respectively, and $7 million and $14 million for the three and six months ended June 30, 2009, respectively.
Gain (Loss) on Operating Assets
     For the six months ended June 30, 2010, the Company, upon the acquisition of the controlling interest in HBO CE, recognized a $59 million gain reflecting the recognition of the excess of the fair value over the Company’s carrying costs of its original investment in HBO CE.
     For the three and six months ended June 30, 2009, the Company recognized a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.
Investment Gains, Net
     For the three and six months ended June 30, 2010, the Company recognized $3 million and $0, respectively, of miscellaneous investment gains, net.
     For the three and six months ended June 30, 2009, the Company recognized a $28 million gain on the sale of the Company’s investment in TiVo Inc. and a $17 million gain on the sale of the Company’s investment in Eidos plc. In addition, for the three and six months ended June 30, 2009, the Company recognized $8 million and $21 million, respectively, of miscellaneous investment losses.
Amounts Related to the Separation of TWC
     For the three and six months ended June 30, 2010, the Company recognized $4 million and $7 million, respectively, of other loss related to the expiration, exercise and net change in the estimated fair value of Time Warner equity awards held by Time Warner Cable Inc. (“TWC”) employees.
     For the three and six months ended June 30, 2009, the Company incurred pretax direct transaction costs, primarily legal and professional fees related to the separation of TWC, of $1 million and $6 million, respectively, which have been reflected in other income (loss), net in the accompanying consolidated statement of operations. In addition, for the three and six months ended June 30, 2009, the Company recognized $8 million of other income related to the increase in the estimated fair value of Time Warner equity awards held by TWC employees.
Costs Related to the Separation of AOL
     During the three and six months ended June 30, 2009, the Company incurred costs related to the separation of AOL of $15 million, which have been recorded in other income (loss), net in the accompanying consolidated statement of operations. These costs were related to the solicitation of consents from debt holders to amend the indentures governing certain of the Company’s debt securities.
Premium Paid and Transaction Costs Incurred on Debt Redemption
     For the three and six months ended June 30, 2010, the Company recognized $14 million and $69 million, respectively, of premium paid and transaction costs incurred on the repurchase and redemption of the Company’s 6.75% Notes due 2011, which were recorded in other income (loss), net in the accompanying consolidated statement of operations.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED EPS TO DILUTED INCOME PER COMMON SHARE FROM
CONTINUING OPERATIONS – (Continued)
(Unaudited; millions, except for per share amounts)
Income Tax Impact and Tax Items Related to TWC
     The income tax impact reflects the estimated tax provision or tax benefit associated with each item affecting comparability. Such estimated tax provisions or tax benefits vary based on certain factors, including the taxability or deductibility of the items and foreign tax on certain transactions. For the six months ended June 30, 2009, the Company also recognized approximately $24 million of tax benefits attributable to the impact of certain state tax law changes on TWC net deferred liabilities.
Noncontrolling Interest Impact
     For the six months ended June 30, 2009, the noncontrolling interest impact of $5 million reflects the minority owner’s share of the tax provision related to changes in certain state tax laws on TWC net deferred liabilities.

TIME WARNER INC.
RECONCILIATION OF CASH PROVIDED BY OPERATIONS FROM CONTINUING OPERATIONS TO
FREE CASH FLOW
(Unaudited; millions)

	Three Months Ended		Six Months Ended
	6/30/10	6/30/09	6/30/10	6/30/09

Cash provided by operations from continuing operations	$32	$446	$1,388	$1,611
Add payments related to securities litigation and government investigations	8	7	19	14
Add external costs related to mergers, acquisitions, investments or dispositions	-	16	-	21
Add excess tax benefits on stock options	3	-	4	-
Less capital expenditures	(117)	(129)	(206)	(230)
Less principal payments on capital leases	(4)	(5)	(8)	(9)

Free Cash Flow(a)	$(78)	$335	$1,197	$1,407

(a)	Free Cash Flow is cash provided by operations from continuing operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions and excess tax benefits from the exercise of stock options, less capital expenditures, principal payments on capital leases, and partnership distributions, if any.

TIME WARNER INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. DESCRIPTION OF BUSINESS
Time Warner Inc. (“Time Warner” or the “Company”) is a leading media and entertainment company, whose businesses include television networks, filmed entertainment and publishing. Time Warner classifies its operations into three reportable segments: Networks: consisting principally of cable television networks that provide programming; Filmed Entertainment: consisting principally of feature film, television and home video production and distribution; and Publishing: consisting principally of magazine publishing.
Note 2. INTERSEGMENT TRANSACTIONS
Revenues recognized by Time Warner’s segments on intersegment transactions are as follows (millions):

	Three Months Ended		Six Months Ended
	6/30/10	6/30/09	6/30/10	6/30/09

Intersegment Revenues
Networks	$22	$24	$39	$44
Filmed Entertainment	203	155	312	281
Publishing	3	4	6	7

Total intersegment revenues	$228	$183	$357	$332

Note 3. FILMED ENTERTAINMENT HOME VIDEO AND ELECTRONIC DELIVERY REVENUES
Home video and electronic delivery of theatrical and television product revenues are as follows (millions):

	Three Months Ended		Six Months Ended
	6/30/10	6/30/09	6/30/10	6/30/09

Home video and electronic delivery of theatrical product revenues	$550	$581	$1,246	$1,058
Home video and electronic delivery of television product revenues	130	161	286	318